CONSENT AND NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS CONSENT AND NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 2nd day of October, 2017 by and among CIBC BANK USA, formerly known as The PrivateBank and Trust Company (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (f/k/a Automatic Screw Machine Products Company, Inc.) (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, on September 18, 2017, Lender changed its name from The PrivateBank and Trust Company to CIBC Bank USA;
WHEREAS, Borrowers have informed Lender that Lawson Products Ontario desires to purchase from the Sellers (as such term is defined in the Bolt Supply Purchase Agreement), and the Sellers desires to sell to Lawson Products Ontario, pursuant to the terms and conditions of the Bolt Supply Purchase Agreement (as defined in this Amendment); a true, correct and complete copy of the draft Bolt Supply Purchase Agreement provided to Lender by Borrowers on September 28, 2017, together with the draft schedules provided to Lender by Borrowers on September 29, 2017, are attached hereto as Exhibit A), all of the issued and outstanding shares of The Bolt Supply House Ltd., an Alberta corporation (such acquisition by Lawson Products Ontario, the “Bolt Supply Acquisition”);
WHEREAS, Borrowers have requested that Lender provide certain consents and agree to amend the Loan Agreement in certain other respects as set forth herein; and
WHEREAS, Lender is willing to provide such consents and make such amendments, in each case, subject to the terms, conditions and other provisions hereof.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Section 3 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.
Section 2    Consent to Bolt Supply Acquisition. Effective solely upon satisfaction of each of the conditions precedent set forth in Section 4 below, in reliance upon the representations and warranties of the Loan Parties set forth in this Amendment, and subject to the other terms and conditions of this Amendment:

(a)    Notwithstanding Sections 13.4 and 13.6 of the Loan Agreement, Lender hereby consents to the Bolt Supply Acquisition, provided that the effectiveness of such consent is subject to the following conditions:
(i)    the Bolt Supply Acquisition shall be on terms and conditions substantially similar to the draft Share Purchase Agreement provided to Lender by Borrowers on September 28, 2017, together with the draft schedules provided to Lender by Borrowers on September 29, 2017, as such terms and conditions may be supplemented, modified or waived in any manner that is not adverse in any material respect to the interests of Lender (it being understood that any increase or decrease to the purchase price by an amount greater than five percent (5.0%) is material and adverse to the interests of Lender);
(ii)    Lender shall have received confirmation in writing on behalf of the Borrowers from an authorized officer of the Representative (or an agent of the Borrowers) to the effect that the conditions for closing set forth in the Bolt Supply Purchase Agreement have been satisfied or waived by the appropriate party (or parties), the closing deliveries set forth in the Bolt Supply Purchase Agreement have been delivered and that the Bolt Supply Acquisition has been consummated (except for receipt of the funds to pay the cash portion of the purchase price thereunder);
(iii)    both before and immediately after giving effect to the consummation of the Bolt Supply Acquisition and the transactions contemplated thereby, no Default or Event of Default has occurred and is continuing; and
(iv)    Lender shall have received a Notice of Borrowing in accordance with the terms of the Loan Agreement requesting a Loan in a principal amount not to exceed U.S. $20,000,000.
(b)    The foregoing consent is expressly limited to the specific transactions described above in this Section 2, and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transaction described above in this Section 2. Lender has granted the consent set forth in this Section 2 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair Lender's right to withhold any similar consent or waiver in the future.
(c)    Lender and Borrowers hereby agree that he foregoing consent, and the consummation of the Bolt Supply Acquisition, shall not operate to reduce the $5,000,000 and $15,000,000 baskets set forth in the definition of Permitted Asset Acquisition in Section 1.1 of the Loan Agreement.
Section 3    Amendments to the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 of this Amendment and in reliance on the representations and warranties made by the Loan Parties set forth herein, the Loan Agreement is hereby amended as follows:
(a)    The following new definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order to read as follows:
Bolt Supply shall mean The Bolt Supply House Ltd., an Alberta corporation.
Bolt Supply Acquisition has the meaning ascribed to such term in the Ninth Amendment.

Bolt Supply Acquisition Loan shall mean the loan made by Lender to the Representative on or about October 2, 2017 in an aggregate principal amount not to exceed $20,000,000, the proceeds of which will be used by Lawson Products Ontario to fund in part the Bolt Supply Acquisition and to pay fees, costs and expenses in connection therewith.
Bolt Supply Purchase Agreement shall mean that certain Share Purchase Agreement to be entered into by and among Lawson Products Ontario, as the Purchaser, the shareholders of Bolt Supply, as the Sellers, and the other Persons party thereto to effectuate the Bolt Supply Acquisition.
Bolt Supply Purchase Documents shall mean, collectively, the Bolt Supply Purchase Agreement and the other material instruments, documents and agreements executed and delivered in connection therewith.
Ninth Amendment shall mean that certain Consent and Ninth Amendment to Loan and Security Agreement dated as of October 2, 2017 by and between the Borrowers and the Lender.
(b)    The definition of LIBOR Rate set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:
LIBOR Rate shall mean a rate of interest equal to (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its sole and absolute discretion. Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.
(c)    The definition of Permitted Intercompany Indebtedness set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word “and” appearing immediately prior to clause (g), (ii) deleting the “.” at the end of such definition and substituting “; and” therefor and (iii) inserting the following new clause (h) at the end thereof as follows:
(h) Lawson Products Ontario owing to Lawson Products Illinois related to the funds needed to consummate the Bolt Supply Acquisition in an aggregate amount not to exceed, when aggregated with any capital contributions incurred pursuant to Section 13.6(b)(v), U.S. $27,000,000 at any time outstanding.

(d)    The definition of Permitted Liens set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word “and” appearing immediately prior to clause (x), (ii) deleting the “.” at the end of such definition and substituting “; and” therefor and (iii) inserting the following new clause (xi) at the end thereof as follows:
(xi)    liens and security interests solely securing the assets and properties of Bolt Supply and its Subsidiaries securing indebtedness for borrowed money permitted by Section 13.2(viii).
(e)    Section 12.7 of the Loan Agreement is amended and restated in its entirety to read as follows:
12.7    Use of Proceeds. All monies and other property obtained by Borrowers from Lender pursuant to this Agreement shall be used solely for working capital purposes and for other business purposes of Borrowers; provided that, the Bolt Supply Acquisition Loan shall be used by Lawson Products Ontario to fund in part the Bolt Supply Acquisition and to pay fees, costs and expenses in connection therewith.
(f)    Section 13.2 of the Loan Agreement is hereby amended by (i) deleting the word “and” appearing immediately prior to clause (vii), (ii) deleting the “.” at the end of such Section and substituting “; and” therefor and (iii) inserting the following new clause (viii) at the end thereof as follows:
(viii) incur and/or maintain indebtedness for borrowed money, the sole obligors of which are Bolt Supply and any Subsidiary of Bolt Supply owing to a Person that is not a Loan Party or an Affiliate thereof, in an aggregate principal amount not to exceed CAD $5,500,000 at any time outstanding.
(g)    Section 13.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
13.6    Investments; Loans.
(a)    Loan Parties shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than (i) direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States, including, without limitation, the PNC Certificate of Deposit, (ii) securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtor, (iii) any in connection with any Permitted Asset Acquisition and (iv) the Bolt Supply Acquisition.
(b)    No Loan Party shall, and shall not permit any Subsidiary to, lend or otherwise advance funds to any Person (including, but not limited to, any Subsidiary) except for (i) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, (ii) intercompany loans permitted under clauses (v) and (vi) of Section 13.2, (iii)

capital contributions made by any Loan Party to a Subsidiary that is a Loan Party, (iv) capital contributions made by any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party and (v) capital contributions made by Lawson Products Illinois to Lawson Products Ontario of the proceeds of the Bolt Supply Acquisition Loan in connection with the Bolt Supply Acquisition in an aggregate amount not to exceed, when aggregated with any Permitted Intercompany Indebtedness described under clause (h) of the definition thereof, U.S. $27,000,000 at any time outstanding.
(h)    Section 13.16 of the Loan Agreement is amended and restated in its entirety to read as follows:
13.16    Limitations on Lawson Products Ontario. Except as expressly permitted under Sections 13.2, 13.4 and 13.6 hereof, at no time shall any Borrower or any other Loan Party, as applicable, (a) make a payment or otherwise distribute or transfer any proceeds from any Loan hereunder to Lawson Products Ontario, (b) distribute or otherwise transfer to Lawson Products Ontario any proceeds received by such Loan Party from the disposition of any Collateral permitted hereunder, (c) make any loan or advance of any kind to Lawson Products Ontario or (d) distribute, assign or otherwise transfer any Collateral to Lawson Products Ontario. Except for Permitted Liens, at no time shall Lawson Products Ontario (i) create, in favor of any other Person other than Lender, a mortgage, pledge, lien, security interest, claim or other encumbrance upon any of its property, whether real or personal property, now owned or hereafter acquired or (ii) agree, covenant, warrant, represent, pledge or otherwise commit with or to any Person other than Lender, to incur, create, assume or permit to exist, any mortgage, pledge, lien, security interest, claim or other encumbrance upon any of its property, whether real or personal property.
(i)    A new Section 13.18 is added to the Loan Agreement immediately following Section 13.17 thereof to read as follows:
13.18    Limitations on Bolt Supply. Except as expressly permitted under Sections 13.2 and 13.4 hereof, at no time shall any Borrower or any other Loan Party, as applicable, (a) make a payment or otherwise distribute or transfer any proceeds from any Loan hereunder to Bolt Supply, (b) distribute or otherwise transfer to Bolt Supply any proceeds received by such Loan Party from the disposition of any Collateral permitted hereunder, (c) make any loan or advance of any kind to Bolt Supply or (d) distribute, assign or otherwise transfer any Collateral to Bolt Supply. Except in connection with indebtedness for borrowed money incurred by Bolt Supply as permitted by Section 13.2(viii) and for other Permitted Liens, at no time shall Bolt Supply (i) create, in favor of any other Person other than Lender, a mortgage, pledge, lien, security interest, claim or other encumbrance upon any of its property, whether real or personal property, now owned or hereafter acquired or (ii) agree, covenant, warrant, represent, pledge or otherwise commit with or to any Person other than Lender, to incur, create, assume or permit to exist, any mortgage, pledge, lien, security interest, claim or other encumbrance upon any of its property, whether real or personal property.

Section 4    Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions:
(a)    Lender shall have received a fully executed copy of this Amendment;
(b)    The conditions precedent set forth in Section 2(a) have been satisfied; and
(c)    The representations and warranties set forth in Section 7 below shall be true and correct.
Section 5    Post-Closing Obligations. The Loan Parties agree to deliver to Lender, absent any changes prohibited by this Amendment, the following items, on or before the dates specified with respect to such items, or such later dates as may be agreed to by Lender, in its sole discretion, and the failure of the Loan Parties to make any delivery described below, within the specified time period indicated below with respect thereto (or such later date as may have been agreed to by Lender in its sole discretion), shall constitute an Event of Default under the Loan Agreement: (a) within thirty (30) days following the consummation of the Bolt Supply Acquisition, the Loan Parties shall deliver to Lender fully executed copies of the Bolt Supply Purchase Documents, including, without limitation, all schedules, exhibits, and other attachments related thereto.
Section 6    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Amendment, to Lender as follows:
(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;
(b)    No Default or Event of Default exists;
(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;
(d)    The execution, delivery and performance by each Loan Party of this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and
(e)    This Amendment and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.
Section 7    Fees and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 8    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
Section 9    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term of condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement, as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.
Section 10    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 11    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
Section 12    Governing Law; Other Waivers. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.
Section 13    Release. In consideration of Lender’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
[SIGNATURE PAGE FOLLOWS]

(Signature Page to Consent and Ninth Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

(Signature Page to Consent and Ninth Amendment to Loan and Security Agreement)

LENDER:	CIBC BANK USA
	By:	/s/ Joseph G. Fudacz
Joseph G. Fudacz
Managing Director